UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2012

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ACT (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2012, we held our annual meeting of shareholders. Three proposals were placed before our shareholders: proposal one, to elect directors; proposal two, to ratify the appointment of Crowe Horwath LLP as our independent auditors for the fiscal year ending December 31, 2012; and proposal three, to approve an amendment to our 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable thereunder by 2,200,000.

Six individuals were nominated for election to our board of directors at the meeting, comprising the entire board. Such individuals received votes as follows, and each of the following six was elected to our board of directors:

	Votes for	Votes withheld	Broker non-votes
Charles E. Bradley, Jr.	12,404,566	550,074	3,668,684
Chris A. Adams	11,638,638	1,316,002	3,668,684
Brian J. Rayhill	11,941,612	1,013,028	3,668,684
William B. Roberts	11,655,223	1,299,417	3,668,684
Gregory S. Washer	11,955,703	998,937	3,668,684
Daniel S. Wood	11,638,638	1,316,002	3,668,684

Proposals two and three were approved, on the following votes:

	Votes for	Votes against	Abstentions	Broker non-votes
Proposal Two	15,986,236	174,438	462,650	0
Proposal Three	10,302,143	2,201,372	451,125	3,668,684

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: May 23, 2012	By:	/s/ Mark Creatura
Mark Creatura Senior Vice President and Secretary Signing on behalf of the registrant